UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

MEDPACE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37856	32-0434904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way
Cincinnati, Ohio 45227 (513) 579-9911 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2017, Alexander F.S. Leslie, a member of the Board of Directors (the “Board”) of Medpace Holdings, Inc. (the “Company”) and a member of the Compensation Committee thereof, notified the Board of his resignation, effective as of June 15, 2017.  On June 14, 2017, Matthew R. Norton, a member of the Board of the Company, notified the Board of his resignation, effective as of June 15, 2017.  Mr. Leslie and Mr. Norton’s resignations did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.

Cinven nominated and the Board elected John R. Richardson and Anastasya Molodykh as Class II Directors, to fill, respectively, the vacancies on the Board created by Mr. Leslie and Mr. Norton’s resignations.  The Board also appointed Mr. Richardson to serve as a member of the Compensation Committee.  The elections of Mr. Richardson and Ms. Molodykh were effective immediately following the effectiveness of Mr. Leslie and Mr. Norton’s resignations.  Mr. Richardson and Ms. Molodykh shall each hold office until the Company’s 2018 Annual Meeting of Stockholders and until his/her respective successor shall be elected and qualified.

Mr. Richardson joined Cinven in 2017, has been a senior principal since May 2017 and is a member of Cinven’s Healthcare sector team, and the Americas regional team. Prior to joining Cinven, he worked at Metalmark Capital where he co-led the Healthcare sector team. Before joining Metalmark, he worked at Citadel, Cressey & Company and Merrill Lynch. Mr. Richardson has extensive experience serving as a director for a diverse group of U.S. private companies. Mr. Richardson has an MBA from Harvard Business School and a BE in Biomedical Engineering from Vanderbilt University.

Ms. Molodykh joined Cinven in 2015 and is a member of Cinven’s Healthcare sector team and the UK & Ireland’s regional team. Prior to joining Cinven, she worked in the Investment Banking Division of Deutsche Bank in London from 2010 to 2015 advising on M&A and carve-out deals across a range of sectors. At Cinven, Ms. Molodykh has been involved in a number of investments including Synlab.

Mr. Richardson and Ms. Molodykh will each participate in the Company’s standard compensation program for non-employee directors who are affiliates of Cinven Capital Management (V) General Partner Limited, which shall consist of an annual cash retainer of $40,000.  An additional annual retainer of $7,500 will be paid for Mr. Richardson’s service on the Compensation Committee.  The annual cash retainer fees earned by Mr. Richardson and Ms. Molodykh will be paid directly to Cinven and not to Mr. Richardson and Ms. Molodykh individually.  The Company expects to enter into the Company’s standard indemnification agreement for directors and officers with Mr. Richardson and Ms. Molodykh.

Cinven and the Company are parties to an Advisory Services Agreement, Voting Agreement and Registration Rights Agreement which are described in the Company’s proxy materials filed on Schedule 14A with the Securities and Exchange Commission on April 5, 2017. The description of these agreements in the proxy materials under the section captioned “Certain Relationships” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	June 15, 2017	By:	/s/ Stephen P. Ewald
		Name:	Stephen P. Ewald
		Title:	General Counsel and Corporate Secretary